EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Loudeye Realigns Management and Operations
Following Activate Consolidation

Operational Streamlining Expected to Reduce Cash Expenses by
At Least $3 Million on Annualized Basis

SEATTLE, WA — March 8, 2002 — Loudeye Technologies, Inc. (Nasdaq NM: LOUD), a leading provider of Webcasting and related digital media services, today announced a realignment of its management team and operations following the consolidation of its recently acquired Activate subsidiary.

Loudeye relocated and integrated all Seattle-based operations into the former Activate headquarters and further streamlined the organization by identifying and eliminating redundant systems, personnel and other overhead. The realignment included an approximately 12% reduction in workforce and the elimination of several duplicative senior management roles, including those of the president & chief operating officer of the company and the general manager of the Activate subsidiary, among others. The company will have 193 full-time employees after the workforce reduction.

The company believes these actions will produce at least $3.0 million of annualized cash cost savings above those previously identified and expects to record a charge of approximately $1.0 million in the first quarter related to these actions.

“To achieve our goals in 2002, we must both aggressively grow revenues and reduce fixed costs” said John T. Baker, Loudeye chairman and chief executive officer. “As we focus on driving revenue growth through building our enterprise communications sales force and deploying self-service Web access to some of our products, today’s announcement demonstrates our continued focus on closely managing the expense side of the business.”

“We also believe our new senior management structure will increase our efficiency and yield greater responsiveness to market opportunities,” continued Baker.

About Loudeye Technologies, Inc.

Loudeye is a leading provider of services and infrastructure for the delivery of digital media and streaming content. Loudeye offers music samples, online radio, streaming ad insertion, digital media services, metadata, digital rights management (DRM), digital fingerprinting, media restoration and Webcasting solutions for customers in the enterprise, retail, broadcast, cable and satellite industries. Loudeye has music licensing agreements with the world’s five major record companies and more than 800 independent labels. Customers include MSN, AOL, CDNOW, BMG Direct and barnesandnoble.com.

Loudeye’s Activate subsidiary offers live and on-demand enterprise Webcasting services for earnings calls, product launches, conference streaming, distance training and sales calls. Customers using Activate’s Webcasting services include Compaq, Microsoft, Adobe, and Safeco. Loudeye’s VidiPax subsidiary provides video and audio restoration, preservation and migration services for customers including Coca Cola, the Metropolitan Opera, the New York City Ballet, the University of North Carolina, and the Alan Lomax Archives.

To learn more, visit www.loudeye.com.

Forward Looking Statements

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about future financial results, acquisition uncertainties, and quotes of our CEO. These statements are based on current estimates and actual results may differ materially due to risks, including adverse changes in the market for digital music, online advertising, or enterprise Webcasting; adverse developments in material customer relationships; uncertainty involving copyrights and royalty payments for digital music; the failure of our hosting infrastructure; the complexity of our services and their delivery networks; pricing and other activities by competitors; difficulties encountered in the integration of acquired companies and assets; the possible delay in the adoption of digital media or related applications on the web; changes in capital requirements as a result of the completion of future acquisitions, if any; and other risks set forth in our most recent Form 10-Q, Form 10-K, and other SEC filings, which are available through EDGAR at www.sec.gov. We assume no obligation to update any forward-looking statements.

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Contacts:

Loudeye Media/Public Relations: Andrew Cullen, Barokas Public Relations, 206.264.8220, andrew@barokas.com

Investor relations: David Barnard, Lippert/Heilshorn, 415.433.3777, dbarnard@lhai.com